UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2006


                          First Consulting Group, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                     000-23651               95-3539020
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 (State or other jurisdiction         (Commission             (IRS Employer
       Of incorporation)              File Number)          Identification No.)

               111 W. Ocean Blvd. 4th Floor,
                       Long Beach, CA                             90802
          (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code (562) 624-5200


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

       Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

       (a) On March 31, 2006, First Consulting Group, Inc. (the "Company") received notice from The NASDAQ Stock Market, Inc. Listing Qualifications Staff that the Company's securities are subject to potential delisting as of April 11, 2006 from The NASDAQ Stock Market due to the Company's failure to file its annual report on Form 10-K for the fiscal year ended December 30, 2005 on a timely basis. The Company expects to make a timely request for a hearing before a NASDAQ Listing Qualifications Panel to request continued listing on The NASDAQ National Market until the Company files its Form 10-K for the fiscal year ended December 30, 2005. However, the Company can provide no assurance that the Panel will grant its request for continued listing. The Company's stock will remain listed on The NASDAQ National Market under the trading symbol "FCGI" during the pendency of its hearing before the Listing Qualifications Panel.

       A copy of the press release is attached hereto as Exhibit 99.1 hereto and is hereby incorporated by reference.



       Item 9.01   Financial Statements and Exhibits.

       (d) Exhibits.

99.1 Press Release issued by the Company on April 4, 2006.



                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              First Consulting Group, Inc.



Date:  April 4, 2006                    By:   /s/ Thomas A. Watford
                                              ----------------------------------
                                              Chief Operating Officer and
                                              Acting Chief Financial Officer